UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2006
COLLEGIATE PACIFIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15289 (Commission File Number)	22-2795073 (IRS Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)
Registrant’s telephone number, including area code (972) 243-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 20, 2006, Collegiate Pacific Inc. (the “Company”) and Sport Supply Group, Inc. (“Sport Supply”) entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which the Company will acquire the remaining outstanding shares of Sport Supply that it does not already own. Pursuant to the terms of the Merger Agreement, the Company will acquire the remaining outstanding shares of Sport Supply for $8.80 per share in cash for each share of Sport Supply common stock.
     The Merger Agreement has been approved by the Company’s board of directors and also by the Sport Supply board of directors on the recommendation of a special committee after the special committee’s receipt of an independent fairness opinion that the transaction is fair to the minority Sport Supply stockholders from a financial point of view.
     The proposed merger is subject to approval by the stockholders of Sport Supply. The Company currently owns approximately 73% of the outstanding shares of Sport Supply’s common stock and has agreed to vote those shares in favor of adoption of the Merger Agreement. In addition, the proposed merger is subject to the receipt of sufficient financing by the Company and the satisfaction of other closing conditions. The Merger Agreement also contains termination rights for both the Company and Sport Supply.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release announcing the merger is filed as Exhibit 99.1 hereto.
Item 2.02. Results of Operations and Financial Condition.
     On September 21, 2006, the Company issued a press release announcing its financial results for the fiscal year and fourth quarter ended June 30, 2006 and other matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02, including the second, third, sixth and seventh paragraphs of the press release attached hereto as Exhibit 99.1 and the financial tables included therein, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
2.1*	Agreement and Plan of Merger, dated as of September 20, 2006, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc.
99.1**	Press Release dated September 21, 2006.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	The first, fourth and fifth paragraphs of this exhibit are filed under Item 1.01. The second, third, sixth and seventh paragraphs of this exhibit and the financial tables included therein are furnished pursuant to Item 2.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIATE PACIFIC INC.
September 21, 2006	By:	/s/ William R. Estill
William R. Estill
Chief Financial Officer

COLLEGIATE PACIFIC INC.
EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated as of September 20, 2006, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc.

99.1**	Press Release dated September 21, 2006.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	The first, fourth and fifth paragraphs of this exhibit are filed under Item 1.01. The second, third, sixth and seventh paragraphs of this exhibit and the financial tables included therein are furnished pursuant to Item 2.02.